Exhibit 99.1

CC MASTER CREDIT CARD TRUST II

Excess Spread Analysis—July 2003

Series	1996-C *	1998-A *
Deal Size	$271.50 MM	$600 MM
Expected Maturity	02/16/04	09/15/03

Yield	14.18%	13.29%
Less: Coupon	1.39%	0.96%
Servicing Fee	0.95%	0.68%
Net Credit Losses	5.93%	5.94%
Excess Spread:
July-03	5.91%	5.71%
June-03	6.85%	8.09%
May-03	6.48%	2.74%
Three month Average Excess Spread	6.41%	5.51%

Delinquency:
30 to 59 days	2.05%	2.05%
60 to 89 days	1.55%	1.55%
90 + days	3.40%	3.40%
Total	7.00%	7.00%

Payment Rate	13.08%	13.08%